EXHIBIT 10.4

                LOAN AGREEMENTS BETWEEN CHINA CONSTRUCTION BANK,
             XUCHANG BRANCH AND HENAN ZHONGPIN FOOD SHARE CO., LTD.

             The China Construction Bank provided two (2) loan in the aggregate amount of RMB 10,000,000.00 to Henan Zhongpin Food Share Co., Ltd. to be used by the borrower as its working capital, both with an interest rate of 6.417% per annum and a term of one year from the date of the agreement. The loan agreements were entered into on January 21, 2005 and January 24, 2005, and both loans have been extended in their term.